Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-225459, 333-219607, 333-212154, and 333-199960 on Forms S-8, and No. 333-228559 on Forms S-3 of our reports dated February 17, 2021, relating to the financial statements of Syneos Health, Inc. and the effectiveness of Syneos Health, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

February 17, 2021